EXHIBIT 10.10

                      MANAGEMENT SERVICES AGREEMENT
                      -----------------------------

     THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") has been entered into by and between IntraTel Acquisition Company, Inc., a Delaware corporation (hereinafter referred to as the "Company") and Charles R. Brink, an individual residing in Tampa, Florida, reflecting the agreement between the Company and Charles R. Brink as of the 9th day of December, 1996.

     WHEREAS, the Company is engaged primarily in the business of providing and acquiring companies which provide domestic and international telecommunications services;

     WHEREAS, Charles R. Brink possesses significant expertise in analyzing and addressing management requirements, identifying strategic alliances, coordinating marketing strategies and identifying customers, negotiating contracts, organizing investor relations activities, and analyzing organizational structures of companies;

     WHEREAS, the Company desires to avail itself of the services of Charles R. Brink, and Charles R. Brink desires to provide to the Company the benefit of such services; and

     WHEREAS, the Company and Charles R. Brink expect to benefit from the carrying out of the subject matter of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Charles R. Brink hereby agree as follows:

     1. ENGAGEMENTS. The Company hereby engages Charles R. Brink and Charles R. Brink accepts such engagement and agrees to use its best efforts in a good and businesslike manner to provide services to the Company in accordance with the terms of this Agreement.

     2. NATURE OF SERVICES. Charles R. Brink shall render assistance to the Company by (a) analyzing and addressing the Company's management requirements, (b) developing strategic initiatives and related industry partnerships, including providing assistance with respect to acquisitions, joint ventures, and strategic business alliances, (c) assisting the Company in coordinating its marketing strategies and identifying potential customers and distribution channels for its network; (d) assisting with the negotiation of contracts between the Company and its customers, as requested by the Company, (e) organizing its investor relations activities,
(f) analyzing the Company's present and prospective corporate organizational structure; (g) providing recommendations with respect to legal, accounting, and public relations firms, and other professionals, retained by the Company; (h) assessing the structure of the Board of Directors of the Company and assisting the Company in establishing audit and compensation committees of the Board of Directors; (i) providing advice to the Company with respect to appropriate levels and forms of executive and director compensation, and assisting the Company in establishing compensation policies; and (j) assisting the Company in establishing and maintaining financial relationships.

     3. TERM. The term of this Agreement shall commence on 15th December, 1996, and continue for a period of five years, PROVIDED, HOWEVER, that either the Company or Charles R. Brink may terminate this Agreement as of 9th December, 1997, or as of any date thereafter (the "Termination Date"), by providing written notice of such termination to the other party at any time but at least 15 days prior to the Termination Date.

     In the event either party so terminates the Agreement (i) Charles R. Brink shall be entitled to all remuneration and reimbursement paid or payable pursuant to this Agreement as of the Termination Date, but shall not be entitled to receive any additional remuneration or reimbursement, and (ii) neither party shall have any obligation pursuant to this Agreement following the Termination Date, except that the parties obligations pursuant to paragraphs 5 and 8 of this Agreement shall survive such termination.

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     4.   REMUNERATION.  The consideration to be paid by the Company to
Charles R. Brink for the services to be rendered hereunder shall consist of the following:

          a. The Company shall pay Charles R. Brink a fee of $25,000 within 30 days of execution of this Agreement, and shall pay an additional fee of $82,500 prior to 31st December 1997.

     5.   REIMBURSEMENT OF EXPENSES.  The Company shall reimburse Charles
R. Brink for its reasonable out-of-pocket expenses incurred in the performance of its services hereunder within 30 days of presentation by Charles R. Brink to the Company of written documentation relating to such expenses.

     6. STATUS OF CHARLES R. BRINK. The services of Charles R. Brink provided pursuant to this Agreement shall be performed for the benefit of the Company by Charles R. Brink in the capacity of an independent consultant.

     7. CONFIDENTIALITY. Charles R. Brink will not at any time disclose or use for its own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; PROVIDED, HOWEVER, that the foregoing shall not apply to information that is not unique to the Company or that is generally known to the industry or the public. All files and records relating to the Company compiled by Charles R. Brink shall be the property of the Company and shall be returned to the Company upon termination of this Agreement.

     8. WAIVER OF RIGHTS. The failure of either party to insist, in one or more instances, upon the performance of any of the terms, covenants, agreements, or conditions of this Agreement, or to exercise any rights hereunder, shall not be construed as a waiver or relinquishment of such party's right to insist upon the future performance of such term, covenant, agreement, or condition, or to the future exercise of any such right, and the obligations of the other party with respect to such future performance shall continue in full force and effect.

     9. SEVERABILITY. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect as if the invalidated provision had not been included herein.

     10. NOTICES. Any notice required or desired to be given pursuant to this Agreement shall be in writing and shall be deemed given when deposited, postage paid, in the United States certified mail, return receipt requested, at the addresses set forth below, or at such subsequent address provided by the parties:

     If to Charles R. Brink:       5412 Pine Bay Drive
                                   Tampa, Florida 33625

     If to the Company:            IntraTel Acquisition Company, Inc.
                                   227 St. James Park
                                   Osprey, Florida 34229

     11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties regarding services to be furnished to the Company by Charles R. Brink, and any prior agreements and/or understandings are superseded in their entirety by this Agreement.

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IN WITNESS WHEREOF, the Company and Charles R. Brink have executed this
Agreement as of the date and year first above written.



                                   IntraTel Acquisition Company, Inc.
                                   a Delaware Corporation


                                   By:/s/ ROBERT E. YAW
                                      -------------------------------
                                      Robert E. Yaw II, Chairman



                                   Charles R. Brink


                                   /s/ CHARLES R. BRINK
                                   ----------------------------------









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